Exhibit 99.1
Gossamer Bio Announces Third Quarter 2024 Financial Results and Provides Business Update
- $327 Million in Cash, Cash Equivalents & Marketable Securities, as of September 30, 2024 -

SAN DIEGO—(BUSINESS WIRE)— November 7, 2024 — Gossamer Bio, Inc. (Nasdaq: GOSS), a clinical-stage biopharmaceutical company focused on the development and commercialization of seralutinib for the treatment of pulmonary arterial hypertension (PAH) and pulmonary hypertension associated with interstitial lung disease (PH-ILD), today announced its financial results for the third quarter ended September 30, 2024 and provided a business update.

“Looking forward, we expect 2025 to be an exceptionally important year for Gossamer, as we both anticipate Phase 3 PROSERA Study results in PAH and commence our PH-ILD Phase 3 study,” said Faheem Hasnain, Co-Founder, CEO, and Chairman of Gossamer Bio.
“Proper clinical trial execution right now, including enrolling the targeted PAH patients, not only greatly increases the probability of a successful trial, but it also lays the groundwork for what we see as a potential blockbuster pulmonary hypertension franchise. To that end, as we come into the home stretch for 2024, our team remains hard at work, diligently focused on completing PROSERA Study enrollment and designing the registrational Phase 3 PH-ILD clinical trial.”
Seralutinib (GB002): Inhaled PDGFR, CSF1R and c-KIT Inhibitor for PAH and PH-ILD
•Enrollment is ongoing in the PROSERA Study, a global registrational Phase 3 clinical trial in patients with WHO Functional Class II and III PAH. The primary endpoint is change in six-minute walk distance (6MWD) from baseline at week 24. Topline results from the PROSERA Study are expected in the fourth quarter of 2025.
•In mid-2025, after engaging and discussing with global regulatory authorities, we expect to commence a global registrational Phase 3 clinical trial of seralutinib for the treatment of patients with PH-ILD.
Financial Results for Quarter Ended September 30, 2024
•Cash, Cash Equivalents and Marketable Securities: Cash, cash equivalents and marketable securities as of September 30, 2024, were $327.0 million. The Company expects the combination of current cash, cash equivalents and marketable securities will be sufficient to fund its operating and capital expenditures into the first half of 2027.
•Revenue from Sale of Licenses and from Contracts with Collaborators: For the quarter ended September 30, 2024, revenue from contracts with collaborators was $9.5 million. Our revenue consists of ongoing payments for research and development services related to the collaboration with Chiesi.

•Research and Development (R&D) Expenses: For the quarter ended September 30, 2024, R&D expenses were $34.9 million, compared to $31.2 million for the same period in 2023.
•General and Administrative (G&A) Expenses: For the quarter ended September 30, 2024, G&A expenses were $8.5 million, compared to $9.3 million for the same period in 2023.
•Net Loss: Net loss for the quarter ended September 30, 2024, was $30.8 million, or $0.14 basic net loss per share, compared to a net loss of $40.0 million, or $0.21 basic net loss per share, for the same period in 2023.

About Gossamer Bio
Gossamer Bio is a clinical-stage biopharmaceutical company focused on the development and commercialization of seralutinib for the treatment of pulmonary hypertension. Its goal is to be an industry leader in, and to enhance the lives of patients living with, pulmonary hypertension.
Forward-Looking Statements
Gossamer cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: the development and market potential of seralutinib; the anticipated timing of commencing a Phase 3 registrational study in PH-ILD; the anticipated timing of a data readout from our Phase 3 PROSERA Study; and the expected timeframe for funding our operating plan with current cash, cash equivalents and marketable securities. The inclusion of forward-looking statements should not be regarded as a representation by Gossamer that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Gossamer’s business, including, without limitation: potential delays in the commencement, enrollment and completion of clinical trials; disruption to our operations from the COVID-19 pandemic, including clinical trial delays; the Company’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; the results of preclinical studies and early clinical trials are not necessarily predictive of future results; the success of Gossamer’s clinical trials and preclinical studies for seralutinib; regulatory developments in the United States and foreign countries; unexpected adverse side effects or inadequate efficacy of seralutinib that may limit their development, regulatory approval and/or commercialization, or may result in clinical holds, recalls or product liability claims; Gossamer’s ability to obtain and maintain intellectual property protection for seralutinib; Gossamer’s ability to comply with its obligations in collaboration agreements with third parties, including Chiesi, or the agreements under which it licenses intellectual property rights from third parties; unstable market and economic conditions and adverse developments with respect to financial institutions and associated liquidity risk may adversely affect our business and financial condition and the broader economy and biotechnology industry; Gossamer may use its capital resources sooner than it expects; and other risks described in the Company’s prior press releases and the Company’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the Company’s annual report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Gossamer undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Gossamer Bio Statement of Operations
Condensed Consolidated Statement of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Revenue:
Revenue from sale of licenses	$—	$—	$88,751	$—
Revenue from contracts with collaborators	9,480	—	16,571	—
Total revenue	9,480	—	105,322	—
Operating expenses:
Research and development	34,897	31,200	102,375	105,334
General and administrative	8,502	9,290	26,738	29,398
Total operating expenses	43,399	40,490	129,113	134,732
Loss from operations	(33,919)	(40,490)	(23,791)	(134,732)
Other income (expense)
Interest income	430	405	2,523	1,687
Interest expense	(2,734)	(3,343)	(8,779)	(10,272)
Other income, net	4,288	3,420	9,851	11,648
Total other income, net	1,984	482	3,595	3,063
Loss before provision (benefit) for income taxes	(31,935)	(40,008)	(20,196)	(131,669)
Provision (benefit) for income taxes	(1,132)	—	3,303	—
Net loss	$(30,803)	$(40,008)	$(23,499)	$(131,669)
Net loss per share, basic and diluted	$(0.14)	$(0.21)	$(0.10)	$(1.03)
Weighted average common shares outstanding, basic and diluted	226,346,058	192,883,209	226,101,727	128,092,499

Condensed Consolidated Balance Sheet
(in thousands)

BALANCE SHEET DATA:	September 30, 2024	December 31, 2023
	(unaudited)
Cash, cash equivalents, and marketable securities	$327,034	$296,425
Working capital	293,183	254,921
Total assets	350,879	311,916
Total liabilities	296,743	249,147
Accumulated deficit	(1,235,539)	(1,212,040)
Total stockholders' equity	54,136	62,769

For Investors and Media:
Bryan Giraudo, Chief Operating Officer and Chief Financial Officer
Gossamer Bio Investor Relations
ir@gossamerbio.com